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                                                                  Exhibit (j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our report dated June 20, 2008 on the financial statements of the RiverSource Retirement Plus 2010 Fund, RiverSource Retirement Plus 2015 Fund, RiverSource Retirement Plus 2020 Fund, RiverSource Retirement Plus 2025 Fund, RiverSource Retirement Plus 2030 Fund, RiverSource Retirement Plus 2035 Fund, RiverSource Retirement Plus 2040 Fund, RiverSource Retirement Plus 2045 Fund, RiverSource 120/20 Contrarian Equity Fund, and RiverSource 130/30 U.S. Equity Fund of the RiverSource Series Trust included in the Annual Report for the period ended April 30, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A, No. 333-131683) of the RiverSource Series Trust.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 23, 2008